Exhibit 4.1

AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT, dated May 7, 2015 (this “Amendment”), is made effective the 1st day of June 2015, by and between KNOT OFFSHORE PARTNERS LP, a limited partnership duly organized and existing under the laws of the Republic of the Marshall Islands (the “Partnership”), KNOT OFFSHORE PARTNERS UK LLC, a company duly organized and existing under the laws of the Republic of The Marshall Islands (“KNOT UK”), KNUTSEN OAS (UK) LTD., a company limited by shares registered in England and Wales with company number 3765737, KNUTSEN OAS SHIPPING AS, a Norwegian private limited liability company, and KNOT MANAGEMENT AS, a Norwegian private limited liability company (“KNOT Management”).

WHEREAS, the parties to this Amendment desire to amend the Administrative Services Agreement, dated February 26, 2013, between the Partnership, KNOT UK, Knutsen OAS (UK) Ltd. and Knutsen OAS Shipping AS (the “Administrative Services Agreement”), pursuant to Section 18 thereof to reflect that (i) as of June 1, 2015, John Costain will become the Chief Executive Officer and Chief Financial Officer of KNOT UK, (ii) the Partnership will engage John Costain as a Manager to act as the Chief Executive Officer and Chief Financial Officer of the Partnership and (iii) that KNOT Management AS will act as a subcontractor thereunder;

IT IS HEREBY AGREED AS FOLLOWS:

Section 1. Amendments. The Administrative Services Agreement is hereby amended as follows:

(a) The introductory paragraph and signature page of the Administrative Services Agreement are hereby amended to add KNOT Management as a party thereto, and the definitions of “Party” and “Parties” thereunder are hereby amended to include KNOT Management.

(b) The fourth recital of the Administrative Services Agreement is hereby deleted in its entirety and replaced with the following:

“D. KNOT UK may, from time to time, and in its sole discretion, subcontract such administrative support services to KOAS UK, KOAS and KNOT Management.”

(c) The definition of “Subcontractors” in Section 1 of the Administrative Services Agreement is hereby deleted in its entirety and replaced with the following:

““Subcontractors” means KOAS UK, KOAS and KNOT Management;”

(d) The word “either” in the first sentence of Section 3 of the Administrative Services Agreement is hereby deleted and replaced with the word “any.”

(e) Section 17 of the Administrative Services Agreement is hereby deleted in its entirety and replaced with the following:

“Section 17. Notice. Notice under this Agreement shall be given (via hand delivery or facsimile) as follows:

If to the Partnership:

2 Queen’s Cross

Aberdeen, Aberdeenshire

AB15 4YB United Kingdom

Attn: John Costain

Fax: +44 (0) 1224 624891

If to KNOT UK:

2 Queen’s Cross

Aberdeen, Aberdeenshire

AB15 4YB United Kingdom

Attn: John Costain

Fax: +44 (0) 1224 624891

If to Subcontractors:

KNUTSEN OAS (UK) LIMITED

2 Queen’s Cross

Aberdeen, Aberdeenshire

AB15 4YB United Kingdom

Attn: Harald Urheim

Fax: +44 (0) 1224 624891

KNUTSEN OAS SHIPPING AS

Smedasundet 40

5529 Haugesund

Norway

Attn: Geir Tore Henriksen

Fax: +47 52704040

KNOT MANAGEMENT AS

Smedasundet 40

5529 Haugesund

Norway

Attn: Karl Gerhard Dahl

Fax: +47 52704040”

(f) Schedule B to the Administrative Services Agreement is hereby deleted in its entirety and replaced with Schedule B attached to this Amendment.

Section 2. Definitions. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Administrative Services Agreement.

Section 3. Continuance of Terms. Except as amended by this Amendment, the Administrative Services Agreement shall continue in full force and effect according to its terms.

Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original and which shall together form one and the same instrument.

Section 5. Governing Law. This Amendment and any dispute or claim arising out of or in connection with it (including disputes as to regarding its existence, validity or termination) or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the substantive laws of England and Wales without reference to any choice of law principle that would result in the application of any other law.

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IN WITNESS WHEREOF the Parties have executed this Amendment as of the 7th day of May, 2015 by their duly authorized signatories with effect on the 1st day of June 2015.

KNOT OFFSHORE PARTNERS LP

By:	/s/ Arild Vik
Name:	Arild Vik
Title:	Chief Executive Officer and Chief Financial Officer

KNOT OFFSHORE PARTNERS UK LLC

By:	/s/ Arild Vik
Name:	Arild Vik
Title:	Chief Executive Officer and Chief Financial Officer

KNUTSEN OAS (UK) LIMITED

By:	/s/ Trygve Seglem
Name:	Trygve Seglem
Title:

KNUTSEN OAS SHIPPING AS

By:	/s/ Trygve Seglem
Name:	Trygve Seglem
Title:

KNOT MANAGEMENT AS

By:	/s/ Trygve Seglem
Name:	Trygve Seglem
Title:

SIGNATURE PAGE TO AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

SCHEDULE B

MANAGERS PROVIDING MANAGEMENT SERVICES

Name	Position With KNOT UK	Services to be Provided to the Partnership
John Costain	Chief Executive Officer and Chief Financial Officer	Principal Executive Officer and Principal Financial and Accounting Officer

B-1